Exhibit 99.1

Harbin Electric Announces Earnings for Fiscal Year 2005

HARBIN, China, April 3, 2006 /Xinhua-PRNewswire-FirstCall-IW/ -- Harbin Electric, Inc. (OTC Bulletin Board: HRBN) a U.S. company, with operations based in Harbin, China, today announced audited financial results for the fiscal year ended Dec. 31, 2005. Sales for the year were $23.6 million. Reported net income was $10.0 or fully diluted earnings per share of $0.66. Gross margins were 48.9% and operating margins were 42.1%. The Company finished the year with $16.5 million in working capital, of which $5.7 million was in cash. The Company has no long term debt. These results can be seen in greater detail in the Company's SEC Form 10-KSB filed with the Securities and Exchange Commission (www.sec.gov) on March 31, 2006.

"2005 was our first full year of product sales", stated TianFu Yang, Chairman and CEO of Harbin Electric Inc. "Throughout the year we were able to win new customers and gain important new product certifications, as well as invest for growth while maintaining our profitability. Growth was primarily driven by sales of electric motors in domestic China and we experienced our first contributions from new international relationships toward the end of the year. We ended the year with solid profit margins. Looking forward to 2006, we expect to increase revenues, with gross margins ranging from 48-50%.

The Company ended the year with a strong balance sheet. Shareholders equity increased to $24.7 million. This rise is due to increased investment in plant assets, and retained earnings from our net profits. The Company ended the year with working capital of $16.5 million. The Company has no long term debt.
Collections remain in line with expectations. Accounts receivable Days Sales Outstanding (DSO) were 89 days slightly below our target range of 90-100.

Harbin Electric Inc. accomplished many important goals and milestones in 2005. Highlights for the year include:


     o    Successful  public  market  listing in the US of our  holding  company structure
     o Establishment of a strong Board of Directors with 3 new independent directors
     o Received Underwriters Laboratories certification for our electric motors and systems
     o Achieved certification for Quality Management System in conformity with GB/T19001-2000(pound)-ISO 9001:2000 Standard
     o Achieved certification for Environmental management system in conformity with GB/T 24001-1996 ISO14001:1996 Standard
     o Achieved certification for Occupational safety and health management system is in conformity with GB/T 28001-2001 Standard
     o Awarded the Technical Specification ISO/TS 16949:2002 for design and manufacture of Micro Electric Motor for use used in automobile applications
     o    A $4.8 million direct placement equity fundraising
     o    Opening our US offices in Philadelphia

"These highlights, as wells as recent developments, have broadened the market recognition of our manufacturing capability and diverse array of motor products. We have the capability to address a multitude of industries with our product lines and manufacturing capacity, which include custom linear motors, micro motors, complete electric motor systems and other electric components. Harbin Electric will continue its focus in these areas as well as continuing to develop additional products" said Mr. Yang.

"Recently, we have begun developing sample motors for the subway mass transit projects that are a central focus of infrastructure development in China for the next decade. The mass transportation market remains a focus for us and this is the first step in what we believe to be one of our greatest opportunities in China" stated Mr. Yang.

"I am pleased with the responsiveness and efforts of our entire staff, from the production floor and R&D groups to our outside advisors", continued Mr. Yang. "The US office, opened in October 2005, has begun to lay the strong administrative foundation that we believe is necessary for enhanced customer and corporate development activities. Harbin Electric has entered 2006 poised for continued growth and profitability."

About Harbin Electric

Harbin Electric, Inc. designs, develops and manufactures linear motors and special Electric motors. With proprietary technology and core patents, the Company builds a wide array of customized linear motors and other special motor for a variety of applications and industries. Harbin Electric currently designs and supplies its motor products and systems to numerous end users throughout the China domestic market, as well as, to other industrial OEM customers overseas. Industry applications for linear motors include oilfield services, conveyor systems, factory automation, packaging equipment, as well as mass transportation systems. The Company is based in Harbin, China along with its wholly-owned subsidiaries. Harbin Electric has 180 employees with approximately 200,000 square feet of state-of-the-art manufacturing space. For further information, please see our filings with the Securities and Exchange Commission (www.sec.gov).

Safe Harbor Statement

The actual results of Harbin Electric, Inc. (the "Company") could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-KSB for the year ended December 31 2005. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

This press release contains forward-looking information about the Company that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

Contact:

Barry L. Raeburn
EVP Finance & Corporate Development
Phone: 215-854-8104
info@HarbinElectric.com

In China:
Chungang Xia
Corporate Secretary / China PR
Phone: 86-451-86116757
mainlandIR@HarbinElectric.com
-------------------------------
Source: Harbin Electric, Inc.

                      HARBIN ELECTRIC, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          FOR THE YEARS ENDED
                                                             DECEMBER 31

                                                        2005            2004
                                                  --------------  --------------
Net revenue                                       $   23,643,664  $    4,858,650

Cost of revenue                                       12,083,957
                                                                       2,289,750
                                                  --------------  --------------

Gross profit                                          11,559,707       2,568,900

Operating expenses:
Selling expenses                                         337,142
                                                                          93,366
General and administrative expenses                    1,258,300
                                                                         186,568
                                                  --------------  --------------

Total operating expenses                               1,595,443         279,934
                                                  --------------  --------------

Income from operations                                 9,964,264       2,288,966

Non-operating Income:
Interest income                                           35,894          22,367
                                                  --------------  --------------

Net income                                            10,000,158       2,311,333

Other comprehensive item:
Unrealized gain on marketable securities                 587,171               -
                                                  --------------  --------------
Foreign currency translation                             512,540               -
                                                  --------------  --------------
Comprehensive Income                              $   11,099,869  $    2,311,333
                                                  ==============  ==============

Basic weighted average shares outstanding
                                                      14,934,667       6,355,166
                                                  ==============  ==============

Basic net earnings per share                      $         0.67  $         0.36
                                                  ==============  ==============

Diluted weighted average shares outstanding
                                                      15,143,891       6,355,166
                                                  ==============  ==============

Diluted net earnings per share                    $         0.66  $         0.36
                                                  ==============  ==============

                      HARBIN ELECTRIC, INC. & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005


ASSETS


CURRENT ASSETS
  Cash & cash equivalents                                         $    5,739,019
  Accounts receivable, net                                             5,842,840
  Inventory                                                            1,343,031
  Advances to suppliers                                                2,742,335
  Prepaid expenses                                                         4,096
  Marketable securities                                                1,005,772
                                                                  --------------

     Total current assets                                             16,677,093

PROPERTY AND EQUIPMENT, net                                            7,783,001

INTANGIBLE ASSETS, net                                                   335,062

                                                                  --------------
TOTAL ASSETS                                                      $   24,795,156
                                                                  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                $      189,029
  Payment in advance                                                       3,208
                                                                  --------------

     Total current liabilities                                    $      192,237


STOCKHOLDERS' EQUITY
  Common stock, $.00001 par value; authorized shares 100,000,000;
     issued and outstanding 16,600,451 shares                                166
  Additional paid in capital                                          11,297,676
  Statutory reserves                                                   1,846,724
  Accumulated other comprehensive income                                 997,466
  Retained earnings                                                   10,460,887
                                                                  --------------

     Total stockholders' equity                                       24,602,919
                                                                  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $24,795,156
                                                                  ==============

                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                                    2005            2004
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                 $ 10,000,158    $  2,311,333
     Adjustments to reconcile net income to net cash
     provided by operating activities:
                  Depreciation and amortization                      356,413          73,520
                  (Increase) decrease in current assets:
                              Accounts receivable                 (5,722,391)        (25,995)
                              Inventory                           (1,049,839)       (269,304)
                              Advances to suppliers               (2,698,103)        (55,949)
                              Other assets                            52,382               -
                  Increase (decrease) in current liabilities:
                              Accounts payable                       (42,745)              -
                              Accrued expenses                       (19,605)        241,205
                                                                ------------    ------------

     Net cash provided by operating activities                       876,269       2,274,810
                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
                 Acquisition of intangible assets                   (269,624)       (121,000)
                 Acquisition on property & equipment              (2,288,245)       (441,318)
                                                                ------------    ------------
     Net cash used in investing activities                        (2,557,869)       (562,318)
                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances (Repayments) from/to related party                       (208,015)        189,051
  Cash received from issuance of shares                            4,800,000               -
                                                                ------------    ------------

     Net cash provided by financing activities                     4,591,985         189,051
                                                                ------------    ------------
EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS
                                                                     617,830               -

NET INCREASE IN CASH & CASH EQUIVALENTS                            2,910,386       1,901,543
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD                       2,210,803         309,260
                                                                ------------    ------------
CASH & CASH EQUIVALENTS, END OF PERIOD                          $  5,739,019    $  2,210,803
                                                                ============    ============
